EXHIBIT 23.1

Consent of Independent Auditors

The Board of Directors and Stockholders

FiberMark, Inc.:

We consent to the use of our reports included herein and to the reference to our firm under the heading “Experts” in the annual report on Form 10-K.

KPMG LLP

Burlington, Vermont

March 27, 2002